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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated January 31, 2000, except as to Note 2, which is as of February 22, 2000 relating to the consolidated financial statements, which appears in Northern States Power Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                 /s/ PricewaterhouseCoopers LLP

                                                 PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

June 9, 2000